Exhibit 99

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In conjunction with the Annual Report on Form 10-K of UST Inc. ("Registrant") for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeremy D. Peter-Hoblyn, as Chief Executive Officer of Registrant, and David W. Whitwell, as Chief Financial Officer of Registrant, each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:



          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.





                  /S/
                  --------------------------------

                 CHIEF  EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                 MARCH  25,  2003

                 /S/
                 ---------------------------------
                 CHIEF FINANCIAL OFFICER, VICE PRESIDENT AND TREASURER MARCH 25, 2003


This certification accompanies the Report pursuant to 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Registrant for purposes of 18 of the Securities Exchange Act of 1934, as amended.


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